UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2007
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Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)
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California (State or Other Jurisdiction of Incorporation)
333-64122 (Commission File Number)	22-3755993 (I.R.S. Employer Identification No.)
14550 Torrey Chase Boulevard, Suite 330 Houston, Texas (Address of Principal Executive Offices)	77014-1022 (Zip Code)

(281) 453-2888
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 250.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 250.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Item 8.01 Other Events.

Blast Energy Services, Inc. (“Blast”) used assumptions in the August 2006 acquisition of the land rig drilling business that included high revenue and full utilization rate expectations based upon the five two-year term drilling contracts in place at the time. The subsequent cancellation of these contracts by two key customers in the fall of 2006 has reduced Blast’s revenue expectations and consequently its ability to meet the scheduled payments on the senior debt incurred for the acquisition of the land drilling business. The senior debt has an aggregate principal amount of approximately $40.6 million, and has an interest rate of prime plus 2.5% per annum. Interest is required to be paid on or before the first business day of each month. The debt matures in full on August 25, 2009. The principal of the debt begins to amortize beginning on April 1, 2007 at the rate of $800,000 per month until March 1, 2008, $900,000 per month from March 1, 2008 through March 1, 2009, and $1,000,000 per month thereafter until the debt is paid in full on the maturity date. The loan is secured by substantially all of Blast’s assets, including a lien on the membership interests of Blast’s principal operating subsidiary Eagle Domestic Drilling Operations LLC, its land drilling rigs, and Blast’s AFJ drilling rig.

Due to the inability of Blast to obtain full utilization of its rigs and due to a slowdown in market conditions, Blast has suspended interest payments on its senior debt, in order to conserve cash. At the current contractual interest rate, the monthly interest payment on the senior debt is approximately $370,000. Blast did not pay the interest on its due date. Following a three-day grace period that expires at the end of business on January 5, 2007, the terms of the senior debt provide that there is an event of default. Under the terms of the senior debt, following an event of default, additional interest accrues on the unpaid principal balance at the rate of 1% per month. In addition, an event of default would allow the senior lender to pursue remedies under the loan documents, which include accelerating the indebtedness, charging default interest, and entering foreclosure proceedings on the loan collateral.

Blast is presently in discussions with the senior lender to obtain a waiver, forbearance, or other accommodation relating to the event of default. It is uncertain at this time whether such discussions will be successful, or if successful, whether the terms will be favorable to Blast. If Blast is not successful in obtaining a waiver, forbearance or other accommodation on acceptable terms, Blast may be forced to seek creditor protection under applicable bankruptcy laws or seek other accommodations from the senior lender.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST ENERGY SERVICES, INC. (Registrant)
Dated: January 5, 2007	By:	/s/ David M. Adams
David M. Adams
Chief Operating Officer

Dated: January 5, 2007	By:	/s/ John O’Keefe
John O’Keefe
Chief Financial Officer